Exhibit (a)(1) under Form N-1A

Exhibit 3(i) under Item 601/Reg. S-K

STATE of DELAWARE

CERTIFICATE of TRUST

This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) and sets forth the following:

• First:

The name of the trust is:  Federated Core Trust III

• Second:

The name and address of the Registered Agent in the State of Delaware is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware  19808

• Third:

The Statutory Trust is or will become, prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended.  (15 U.S.C. §§ 80-a-1 et seq.).

• Fourth:

(Insert any other information the trustees determine to include therein.)

None

IN WITNESS WHEREOF, the Trustee named below does hereby execute this Certificate of Trust as of the 29th day of August, 2007.

By: /s/ J. Christopher Donahue____

         Trustee(s)

Name:  J. Christopher Donahue___

               Typed or Printed